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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to Registration Statement No. 333-41211 of Details, Inc. on Form S-4 of our report dated June 2, 1995 relating to the statements of income and retained earnings and of cash flows of Colorado Springs Circuits, Inc. for the year ended March 31, 1995, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado

February 6, 1998